SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CACI INTERNATIONAL INC.
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(Name of Registrant as Specified In Its Charter)

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October 10, 2007

Dear Fellow Stockholder:

     I cordially invite you to attend your Company’s 2007 Annual Meeting of Stockholders on November 14, 2007, at 9:30 a.m., local time. The meeting will be held at the Sheraton Premiere, 8661 Leesburg Pike, Vienna, VA 22182.

     The scheduled matters to be considered and acted on at the meeting are the election of directors; amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for issuance; and ratification of the appointment of Ernst & Young LLP as our independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J. P. LONDON
Chairman of the Board and Executive Chairman

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 14, 2007
_______________________

     Notice is hereby given that the Annual Meeting of Stockholders of CACI International Inc (the “Company”) will be held on Wednesday, November 14, 2007 at 9:30 a.m., local time, at the Sheraton Premiere, 8661 Leesburg Pike, Vienna, Virginia 22182 for the following purposes:

1.	To elect the Company’s Board of Directors.

2.	To approve the amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for issuance.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2008.

4.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 24, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 8618 Westwood Center Drive, Suite 200, Vienna, Virginia 22182 from November 2, 2007 through November 14, 2007 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

ARNOLD D. MORSE
Secretary

Arlington, Virginia
Dated: October 10, 2007

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_______________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
_______________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc to be used at the Annual Meeting of Stockholders of the Company to be held on November 14, 2007. This Proxy Statement is being mailed on or about October 10, 2007. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to Arnold D. Morse, Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Please note, however, that any stockholder wishing to revoke a previous proxy whose shares are held of record by a broker, bank or other nominee must follow such nominee’s instructions to revoke such proxy or vote at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

     FOR the Board of Directors’ nominees for election to the Company’s Board of Directors.

     FOR the amendment of the Company’s 2002 Employee Stock Purchase Plan authorizing an additional 250,000 shares for issuance.

     FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

     The Board does not expect that any matter other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

     The close of business on September 24, 2007 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 24, 2007, the Company had 29,998,706 shares of common stock issued and outstanding. Each share is entitled to one vote.

PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Company’s By-laws, the Board has set at eleven the number of Directors to constitute the full Board. Ten nominees have been nominated for election to serve as Director of the Company to hold office until the next Annual Meeting or until their respective successors are elected and qualified. Under the Company’s Bylaws, if a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person, or represented by proxy, at the Annual Meeting will be required to elect each of the nominees.

     Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the nominees listed below. Consistent with the Company’s Charter and pursuant to the corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. The Board’s Corporate Governance and Nominating Committee has recommended ten nominees for election as Directors until the next Annual Meeting of Stockholders or until their respective successors are elected. Nine of the ten nominees are current Directors.(1) For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement.
____________________

(1)	Michael J. Bayer and Larry D. Welch retired from the Board effective November 16, 2006. On April 17, 2007, Dan R. Bannister and General H. Hugh Shelton, USA (Retired) were appointed to the Board effective May 1, 2007. In addition, Herbert W. Anderson and Barbara A. McNamara are not candidates for re-election. Michael J. Mancuso has been nominated to serve on the Board. He has not previously served on the Company’s Board.

     The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

     Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliations and relevant experience of each.

Non-Management Directors

     Dan R. Bannister, 77. Director of the Company since 2007.

     Mr. Bannister brings to the Board his unique leadership experience in the federal information technology arena. With DynCorp, he held executive positions with increasing responsibility before serving as President and CEO from 1985 to 1997 and Chairman from 1997 to 2003, becoming Chairman Emeritus in 2003. During his tenure, the company experienced some of its most challenging and successful years, including its transformation in 1988 from a publicly traded corporation to one of the largest private, employee-owned businesses in the nation. Mr. Bannister led an aggressive diversification and expansion program that included more than 40 acquisitions, changing the company’s core business to technology services and increasing revenue to $2.4 billion and the employee base to 24,000 employees in 2003. Mr. Bannister currently serves as the Chairman of the Board of Social & Scientific Systems, Inc., a company dedicated to applying technology to improve public health. He also serves as a director and member of the audit committee of Dewberry & Davis, a privately held architectural and engineering firm, and is a member of the board of advisors of EOD Technologies, Inc., a provider of critical mission support services. Mr. Bannister previously served on the board of directors of Information Systems Support, Inc., and as chairman of the Northern Virginia Technology Council Foundation and the Technology Council. Mr. Bannister is currently a trustee of the U.S. Air Force Academy Falcon Foundation. He has received numerous awards for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army, the Ernst & Young Entrepreneur of the Year Lifetime Achievement Award, the Earle C. Williams Award for Leadership in Technology and the KPMG Peat Marwick High Tech Entrepreneur of the Year.

     Peter A. Derow, 67. Director of the Company since 2000.

     Mr. Derow brings to the Board his experience as a senior-level executive of several leading media companies, his knowledge of the financial services industry, and his experience from serving on the boards of many companies. From 2001 to 2002, Mr. Derow was Chief Executive Officer and Director of Dice, Inc., a provider of online recruiting services for technology, engineering, and security-cleared professionals. From 1988 to 1997, Mr. Derow was President and Chief Executive Officer of Institutional Investor, Inc., a publisher of information serving the financial services industry. Mr. Derow is currently a director of e-Dialog, Inc., a company providing sophisticated e-mail services; Globalspec Inc., an Internet site serving engineers; Money Media, Inc., an Internet company serving the financial services industry; and Publishers Clearing House, a direct mail marketer. Mr. Derow previously served on the boards of CBS, Inc. and Moore Medical, Inc.

     Gregory G. Johnson, 61. Director of the Company since 2006.

     As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities. Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral, most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Area of Responsibility, including support of Operations Enduring Freedom and Iraqi Freedom, and developed substantive policy-level relationships with many of those 91 nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant to the Secretary of Defense (1999 to 2000). Admiral Johnson is active in numerous non-profit and community organizations and institutions. Admiral Johnson also serves on the board of directors of Alenia North America, Inc., a commercial and military aviation manufacturer, and Insitu, Inc., a developer of small autonomous aircraft for unmanned aircraft systems.

     Richard L. Leatherwood, 68. Director of the Company since 1996.

     Mr. Leatherwood brings to the Board senior-level executive experience with publicly-held corporations. Mr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company.  From 1986 to 1991, Mr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Mr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to 1985, Mr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Mr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Mr. Leatherwood is currently Chairman Emeritus of the Baltimore & Ohio Railroad Museum, a non-profit corporation. Mr. Leatherwood was formerly a director of Dominion Energy, Inc., MNC Financial, Inc., CSX Corporation, Virginia Electric and Power Company, Inc., and Dominion Resources, Inc.

     Michael J. Mancuso, 65. Nominee.

     Mr. Mancuso would bring to the Board his significant experience as a senior corporate officer as well as in all facets of corporate management. Based on the recommendation of the Company’s Corporate Governance and Nominating Committee, Mr. Mancuso is a new nominee for election by the shareholders to the Board. Mr. Mancuso retired in June 2006 from General Dynamics, a leading supplier of high-level defense systems to the United States and its allies, where he served as Senior Vice President and Chief Financial Officer. In this role, Mr. Mancuso was responsible for corporate-wide financial management, consolidation and reporting, information systems and real estate. Mr. Mancuso also had operations management responsibility for General Dynamics’ Resources group in aggregates and coal. He was named Chief Financial Officer of General Dynamics in 1994 and was elected Senior Vice President in March 1997. Prior to his employment at General Dynamics, Mr. Mancuso held several senior financial positions with United Technologies Corporation (UTC), including Vice President and Controller for UTC’s Pratt and Whitney Commercial Engine business unit. Mr. Mancuso began his career with General Electric, where he served over 20 years in various financial management positions. Mr. Mancuso also serves on the board of directors for SPX Corporation, a publicly-held industrial manufacturer headquartered in Charlotte, North Carolina, LSI, Inc., a publicly-held global leader in semiconductors for storage, wireless data, and public and enterprise networks, and The Shaw Group Inc., a publicly-held company which provides premier engineering, design, construction, and maintenance services to government and private-sector clients in a wide array of industries, including the energy, environmental, infrastructure, and emergency response markets.

     Dr. Warren R. Phillips, 66. Director of the Company since 1974.

     In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the financial manager for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion (CAPEX) crude oil pipeline developer for Caspian oil flows to the west. Dr. Phillips also serves as the Chairman of the Board of Directors of Labock Technologies, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time he served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

     Charles P. Revoile, 73. Director of the Company since 1993.

     As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

     H. Hugh Shelton, 65. Director of the Company since 2007.

     A former Chairman of the Joint Chiefs of Staff, General Shelton, U.S. Army (Retired) was the first Green Beret selected to serve as principal advisor to the President, Secretary of Defense, and National Security Council. With two tours of duty in Vietnam, followed by a series of command and staff assignments, including leading the Joint Task Force responsible for Operation Uphold Democracy in Haiti in 1994, General Shelton brings to the Board valuable insights into the Department of Defense, intelligence and international communities. After the Gulf War, he commanded the 82nd Airborne Division in his home state of North Carolina. In 1993, he assumed command of the XVIII Airborne Corps, and in 1996 he was promoted to the rank of general and became Commander-in-Chief, U.S. Special Operations Command. He served two terms as the 14th Chairman of the Joint Chiefs of Staff from 1997 to 2001. In 2001, General Shelton was knighted by Queen Elizabeth II and in 2002 he was awarded the Congressional Gold Medal, the highest award conferred by the U.S. Congress. His numerous military awards include four Defense Distinguished Service Medals, two U.S. Army Distinguished Service Medals, the Legion of Merit, the Bronze Star Medal for Valor, and the Purple Heart. He has been decorated by sixteen foreign governments. His civilian awards include North Carolina’s highest award for public service, the Eisenhower Award from the Business Executives for National Security, and National Father of the Year. General Shelton is currently Executive Director of the General H. Hugh Shelton Leadership Program at North Carolina State University, which stresses values-based leadership. He served on the board of directors of Anteon International Corporation until it was acquired in 2005 by General Dynamics Corporation. He is also a member of the boards of directors for Anheuser-Busch Companies, Inc., Ceramic Protection Corporation, and Red Hat, a global technology company that is the world’s leading open source and Linux provider, in addition to a number of private corporations.

Management Directors

     Paul M. Cofoni, 59. President and Chief Executive Officer; Director of the Company since 2006.

     Mr. Cofoni brings to the Board over 30 years of senior-level executive experience with publicly-held corporations, including large-scale integrator contractors in the federal market sector; defense, intelligence, and communications markets; and major commercial outsourcing and systems markets. Mr. Cofoni joined CACI in 2005 as President, U.S. Operations. On July 1, 2007 he became President and Chief Executive Officer. From 1991 to 2005, Mr. Cofoni held various positions with Computer Sciences Corporation (“CSC”): 2001 to 2005, Corporate Vice President and President of Federal Sector; 1998 to 2001, President, Technology Management Group; 1991 to 1998, Vice President, Eastern Region Outsourcing Operations. Prior to acquisition of certain General Dynamics business units by CSC, Mr. Cofoni held various positions with General Dynamics between 1974 and 1991, initially as a software engineer and finally as Vice President, Eastern Center, responsible for all aspects of information technology. Mr. Cofoni served as an officer in the U.S. Army from 1970 to 1974. He is a member of the American Institute of Aeronautics and Astronautics, a member of the board of directors of the Armed Forces Communications and Electronics Association, and the Professional Services Council.

     Dr. J. P. London, 70. Chairman of the Board and Executive Chairman; Director of the Company since 1981.

     Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a major international pacesetter in information technology and communications solutions markets. CACI became a Fortune 1000 company in 2006. Dr. London joined CACI in 1972. He was elected President and Chief Executive Officer in 1984 and Chairman of the Board in 1990. Upon Mr. Cofoni’s appointment to President and Chief Executive Officer on July 1, 2007, Dr. London was appointed to Chairman of the Board and Executive Chairman. He has been a director since 1981. From 1982 to 1984, Dr. London was President of the Company’s largest, fastest growing and most successful operating division. From 1979 to 1982, he was one of several of the Company’s Executive Vice Presidents; from 1977 to 1979, Dr. London had served as a Senior Vice President; and from 1975 to 1977, as a Vice President. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and was formerly a member of the Senior Advisory Board of the Northern Virginia Technology Council. Dr. London is also a member of the National Military Intelligence Association, Intelligence and National Security Alliance, the Navy League, the Naval Order of the U.S.A., the American Legion, and the Association of the U.S. Army. He is also active in community and patriotic service organizations and historical societies. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed with distinction, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London holds the rank of Captain, U.S. Navy Reserve (Retired). Dr. London has received numerous awards over the years for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army, the Ernst & Young Entrepreneur of the Year for Government IT Services, the Earl C. Williams Award for Leadership in Technology, the KPMG Peat Marwick High Tech Entrepreneur Award, the Albert Einstein Award for Technology Achievement in the Defense Fields, and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security. In addition, Dr. London has been recognized by the Human Resources Leadership Award of Greater Washington, in its annual awards program, through the establishment of its Ethics in Business Award named in his honor.

     The Board recommends that stockholders vote FOR each of the Nominees.

DIRECTOR COMPENSATION

     Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his/her service as a Director, including participation in meetings of the full Board and the Committee(s) of which he/she was a member:

  Full Board — Effective March 15, 2007, the annual retainer was increased from $36,000 to $50,000 for up to four meetings per year and fees for any additional in-person meetings of any length were increased from $1,250 to $1,500. Additional phone meetings of any length are $500 per meeting. In fiscal year 2007, each returning director was granted 3,000 stock options at the closing price of a share of the common stock on the date of the 2006 Annual Meeting of Stockholders. In addition, returning directors will receive a grant of 3,000 stock options upon reelection to the Board each year. Newly elected directors receive a one-time grant of 5,000 stock options at the closing price of a share of the common stock on the date of the 2007 Annual Meeting of Stockholders. Under the Company’s Director Stock Purchase Plan (“DSPP”), Directors may also elect to receive Restricted Stock Units (“RSUs”) in lieu of up to fifty percent (50%) of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. RSUs are issued at the fair market value of the stock on the date of award.

  Audit Committee — Effective March 15, 2007, the committee fee was increased from $5,000 to $6,000 for up to four meetings per year and fees for additional in-person meetings of any length were increased from $1,250 to $1,500 per meeting. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $10,000 per year.

  Risk Management and Security Committee — Effective March 15, 2007, the committee fee was increased from $5,000 to $6,000 for up to four meetings per year. Additional in-person meetings are $750.
  Additional phone meetings of any length are $500 per meeting.

  Compensation Committee — Effective March 15, 2007, the committee fee was increased from $5,000 to $6,000 for up to four meetings per year and the fee for any additional in-person meetings of any length was increased from $1,250 to $1,500 per meeting. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $8,000 per year.

  Executive Committee — Effective March 15, 2007, the committee fee was increased from $1,250 to $1,500 per meeting.

  Investor Relations Committee — Effective March 15, 2007, the committee fee was increased from $5,000 to $6,000 for up to four meetings per year and fees for any additional in-person meetings of any length were increased from $1,000 to $1,250 per meeting. Additional phone meetings of any length are $500 per meeting. Effective March 15, 2007, the additional fee paid to the Chairman of this Committee for his role as Chairman was increased from $2,000 to $4,000 per year.

  Corporate Governance and Nominating Committee — Effective March 15, 2007, the committee fee was increased from $5,000 to $6,000 for up to four meetings per year and fees for any additional in-person meetings of any length were increased from $1,000 to $1,250 per meeting. Additional phone meetings of any length are $500 per meeting. Effective March 15, 2007, the additional fee paid to the Chairman of this Committee for his role as Chairman was increased from $2,000 to $4,000 per year.

  Strategic Assessment Committee — Effective March 15, 2007, the committee fee was increased from $5,000 to $6,000 for up to four meetings per year and fees for any additional in-person meetings of any length were increased from $1,000 to $1,250 per meeting. Additional phone meetings of any length are $500 per meeting.

     Dr. London and Mr. Cofoni received no separate compensation for their service as directors. Directors other than Dr. London and Mr. Cofoni were reimbursed for expenses associated with attending meetings of the Board and its Committees.

     During fiscal year 2007, in addition to the retainer and Committee meeting fees, Dr. Phillips received compensation of $36,000 for additional services performed as a director in connection with the Committees on which he serves. From March 2005 to September 2006, Mr. Johnson provided consulting services to the Company’s business advisory group. During this period, Mr. Johnson received approximately $133,000 for his services, of which $18,000 was paid in fiscal year 2007.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the latest available information as of September 24, 2007 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

	Amount of
	Beneficial Ownership	Percent of
Beneficial Owner	of Common Stock	Common Stock(1)
Kinetics Asset Management, Inc (2)	3,495,390	11.65%
470 Park Avenue, 4th Floor South
New York NY 10016-1990
FMR Corp. (3)	3,104,592	10.35%
82 Devonshire Street
Boston MA 02109-3605
Neuberger Berman, Inc. (4)	1,959,325	6.53%
605 Third Avenue
New York NY 10158-3698
T. Rowe Price Associates, Inc. (5)	1,587,836	5.29%
100 East Pratt Street
Baltimore MD 21201-1009
____________________

(1)	Based on 29,998,706 shares of common stock outstanding as of the September 24, 2007 record date.

(2)	The number of shares beneficially held by Kinetics Asset Management, Inc. (“Kinetics”) is based solely on information in a Schedule 13G filed with the SEC by Kinetics on August 14, 2007. Kinetics reported sole voting power and sole dispositive power over all 3,495,390 shares.

(3)	The number of shares beneficially held by FMR Corp. (“FMR”) is based solely on information in a Schedule 13G/A filed with the SEC by FMR on February 12, 2007 on behalf of itself and certain entities under its control, and includes 2,789,914 shares held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR; 8,400 shares held by Fidelity Management Trust Company; 32,978 shares held by Pyramis Global Advisors, LLC; and 271,800 shares held by Pyramis Global Advisors Trust Company. FMR reported that Edward C. Johnson 3rd and FMR each has sole dispositive powers over the 3,104,592 shares. FMR reported that members of the family of Edward C. Johnson 3rd, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR.

(4)	The number of shares beneficially held by Neuberger Berman, Inc. (“Neuberger”) is based solely on information in a Schedule 13G/A filed with the SEC by Neuberger on February 13, 2007 on behalf of itself, Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds. The report states that (i) Neuberger has sole voting power over 222,534 shares, shared voting power over 1,387,200 shares, and shared dispositive power over 1,959,325 shares; (ii) Neuberger Berman, LLC has sole voting power over 222,534 shares, shared voting power over 1,387,200 shares, and shared dispositive power over 1,959,325 shares; (iii) Neuberger Berman Management, Inc. has shared voting and dispositive powers over 1,387,200 shares; and (iv) Neuberger Berman Equity Funds has shared voting and dispositive powers over 1,370,100 shares.

(5)	The number of shares beneficially held by T. Rowe Price Associates, Inc. (“Price”) is based solely on information in a Schedule 13G/A filed with the SEC on June 11, 2007. Price reported sole voting power over 235,400 shares and sole dispositive power over 1,587,836 shares. Price also reported for T. Rowe Price Mid-Cap Growth Fund, Inc. sole voting power over 600,000 shares.

      The following table provides information as of September 24, 2007 with respect to beneficial ownership for each Executive Officer, each present Director, each Director Nominee, and for all Current Executive Officers and Directors of the Company as a group.

	Amount of
	Beneficial Ownership		Percent of
Name of Beneficial Owner and Position	of Common Stock(1)		Common Stock(2)(3)
Dr. J. P. London	355,089	(4)	1.18%
Chairman of the Board, Executive Chairman,
Director and Nominee
Paul M. Cofoni	49,800	(5)	*
President, Chief Executive Officer,
Director and Nominee
William M. Fairl	56,252	(6)	*
President, U.S. Operations
CACI, INC.-FEDERAL
Gregory R. Bradford	276,350	(7)	*
Chief Executive, CACI Limited,
President, U.K. Operations
Thomas A. Mutryn	0		*
Executive Vice President,
Chief Financial Officer and Treasurer
Stephen L. Waechter	0	(8)	*
Former Executive Vice President,
Chief Financial Officer, Treasurer
Herbert W. Anderson	11,000	(9)	*
Director
Dan R. Bannister	2,000		*
Director and Nominee
Peter A. Derow	22,000	(10)	*
Director and Nominee
Gregory G. Johnson	5,000	(11)	*
Director and Nominee
Richard L. Leatherwood	34,000	(12)	*
Director and Nominee
Michael J. Mancuso	0		*
Nominee
Barbara A. McNamara	14,788	(13)	*
Director
Dr. Warren R. Phillips	17,657	(14)	*
Director and Nominee
Charles P. Revoile	32,174	(15)	*
Director and Nominee
H. Hugh Shelton	0		*
Director and Nominee
All Current Executive Officers
and Directors as a Group (15 in number)	876,110		2.92%
____________________

(1)	All options exercisable as of September 24, 2007 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All RSUs vesting as of September 24, 2007 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 29,998,706 shares of common stock outstanding as of the September 24, 2007 record date.

(3)	The asterisk (*) denotes that the individual holds less than one percent (1%) of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 308,139 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(5)	Includes 49,800 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(6)	Includes 5,389 shares in CACI’s 401(k) plan and 44,669 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(7)	Includes 239,534 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(8)	Mr. Waechter forfeited 44,601 unvested options and 18,455 unvested RSUs upon his January 9, 2007 departure from the Company. At the time of his departure from the Company, Mr. Waechter held 8,000 shares, all of which he sold in May 2007.

(9)	Includes 11,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(10)	Includes 12,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(11)	Includes 5,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(12)	Includes 4,000 shares owned by Mr. Leatherwood’s wife and 17,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(13)	Includes 14,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007 and 54 RSUs that will vest within 60 days of September 24, 2007.

(14)	Includes 17,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

(15)	Includes 12,000 shares obtainable upon exercise of options exercisable within 60 days of September 24, 2007.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, other than as previously disclosed in the Company’s definitive proxy statement for the fiscal year ended June 30, 2006, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2007.

EXECUTIVE OFFICERS

     As of September 24, 2007, the Executive Officers of the Company were Dr. J. P. London, Chairman of the Board and Executive Chairman, Paul M. Cofoni, President and Chief Executive Officer, and the following four persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations, Past Five Years
William M. Fairl, 58	President, U.S. Operations CACI, INC.-FEDERAL	President, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; CACI, INC.-FEDERAL: Chief Operating Officer, April 2005 through June 2007, Acting Chief Operating Officer, 2004-2005, Executive Vice President, 2001-2004; Senior Vice President 1998-2001. QuesTech, Inc.: Senior Vice President, 1996-1998; Vice President, 1993-1996.

Thomas A. Mutryn, 53	Executive Vice President, Chief Financial Officer and Treasurer	Executive Vice President, Chief Financial Officer and Treasurer, CACI International Inc, April 2007 to present; Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007. GTSI Corp.: Senior Vice President, Finance, and Chief Financial Officer, 2003-2006. U.S. Airways, Inc.: Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Gregory R. Bradford, 58	Chief Executive, CACI Limited, and President, U.K. Operations

Chief Executive, CACI Limited, since 2000; Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.

Randall C. Fuerst, 51	Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL	Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; Executive Vice President, January 2005 through June 2007. Titan Corporation: Senior Vice President, Operations, Enterprise Services and Solutions Sector, March 2003 to December 2004. Corbett Technologies: Chief Operating Officer, July 2002 to January 2003.

Changes in the top management team enacted after the end of fiscal year 2007 included the transition of:

  Chairman of the Board, President and Chief Executive Officer (Dr. London) to the position of Chairman of the Board and Executive Chairman;

  President, U.S. Operations, (Mr. Cofoni) to President and Chief Executive Officer;

  Chief Operating Officer, U.S. Operations, (Mr. Fairl) to President, U.S. Operations; and

  the inclusion in the Company’s top management team of Executive Vice President and Business Group Manager (Mr. Fuerst) upon his promotion to Chief Operating Officer.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     Key objectives of the Company’s executive compensation programs are as follows:

  attract, retain, and motivate highly talented individuals at all levels of the organization;

  ensure senior officers (senior vice presidents and above) act on behalf of shareholders through the use of equity-based rewards, mandatory deferrals of annual incentive awards in company shares, and individual shareholding requirements;

  provide compensation levels, consistent with our overall philosophy, that are intended to be fair (but not excessive) and competitive with similar sized companies in CACI’s industry; and

  provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

     To accomplish these objectives, the Company’s executive compensation programs are based on the following guiding principles:

  base salaries for senior officers are reviewed annually based on changes in the market and individual responsibilities and are targeted at the 50th percentile of the competitive market;

  total compensation for each of the named executive officers (“NEOs”) is chiefly contingent upon performance (i.e., is at risk), but is targeted at the 75th percentile of the competitive market predicated upon reaching aggressive targets;

  total compensation as measured for benchmarking purposes is comprised of base salary, an annual incentive award, and the annualized expected value of long-term equity incentive awards (including restricted stock, stock options, and Stock-Settled Stock Appreciation Rights (“SSARs”));

  quarterly and annual bonuses are formula-based and linked to performance against stated company and individual objectives;

  a Management Stock Purchase Plan (“MSPP”) for senior officers that requires each executive to defer a portion of his or her annual incentive into Company stock and provides the opportunity to purchase additional Company stock;

  equity-based compensation provides incentives to maximize shareholder value;

  senior officers are required to maintain long-term stock ownership through ownership guidelines expressed as a multiple of salary;

  retirement programs have been designed to encourage executive officers to save for their retirement;

  severance and change-in-control benefits reflect industry practices;

  to the extent possible, compensation is structured so it is fully tax deductible to the Company; and

  senior officer perquisites and special benefits are limited, relative to competitive practice, and are primarily business-related.

     We believe that the Company’s executive compensation policies, plans and programs advance the objectives listed above and adhere to the necessary standards of corporate governance.

Governance of Compensation Programs

     The Compensation Committee of the Board of Directors (the “Committee”) has both a strategic and administrative role in managing the compensation structure of the Company with an emphasis on compensation of top management. Strategically, the Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of appropriate compensation philosophy and effective program elements. Administratively, the Committee reviews compensation paid, salary progressions, incentive compensation allocations, the awards of supplemental benefits and perquisites for key executives, and stock awards granted under all shareholder-approved plans.

     The Committee has authority under its Charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in fiscal year 2007 the Committee engaged Watson Wyatt & Company as an independent outside compensation consultant to advise the Committee on matters pertaining to NEO compensation, director compensation, stock programs, legal and regulatory updates, and other general industry compensation practices. In particular, the compensation consultant was responsible for providing information on new laws and regulations pertaining to the Committee and performing independent assessments of recommendations brought before the Committee. The compensation consultant attended all meetings of the Committee in fiscal year 2007. The Company paid approximately $37,000 to Watson Wyatt for these services in fiscal year 2007.

Benchmarking Compensation

     Each year the Company commissions a benchmarking study of compensation levels for executive positions to help inform the Compensation Committee’s decisions and monitor the Company’s executive compensation programs. As in previous years, the benchmarking study for the year ended June 30, 2007 was conducted by an independent consultant, The Quinson Group.

     The competitive market for NEO positions was measured by four distinct analyses:

  Hay Group Job Evaluation

  Peer Market Analysis (from proxy statements of peer companies)

  Technical Industry Market Survey Analysis

  Internal Comparisons

     The Hay Group Job Evaluation measured the level and type of responsibilities for each NEO relative to a database of similarly situated executives in surveyed companies and established competitive compensation ranges on this basis. Peer Market Analysis compared NEO compensation to compensation data derived from the proxy statements of individually selected peer companies. Technical Industry Market Survey Analysis compared the NEOs to executives with similar responsibilities of similar company size and industry specificity to the comparison. Internal Comparisons enabled the Company to take into consideration the fairness of compensation based on internal reporting relationships and relative level of responsibility.

     Comparisons were made to executive compensation levels at seven publicly traded companies. These companies were selected based on similarities to CACI in size (e.g., revenue and market capitalization; the trailing twelve month revenues for CACI were the third largest within the peer group of publicly traded companies at the time of the analysis), and industry and operational similarities. The selected companies were as follows:

Acxiom Corporation	Covansys Corporation
Level 3 Communications, Inc.	Mantech International Corporation
Perot Systems Corporation	SI International, Inc.
SRA International, Inc.

     Based on the four separate analyses, CACI’s mix of compensation elements is similar to those of the peer group companies. Further, base salary and total compensation for the Company’s executive officers fall at the targeted benchmarks.

Analysis of the Company’s Executive Compensation Programs

     The following section provides details on each element of the Company’s executive compensation programs. This section illustrates how each element accomplishes the established objectives and how these elements, in total, match the Company’s stated compensation philosophy.

Base Salary Program

     Consistent with the Company’s stated intention of delivering compensation that is linked to corporate and individual performance, base salaries for the NEOs, which are not at risk to the executive, are targeted at the 50th percentile of the competitive market and are intended to constitute a small portion of total compensation (approximately 25%).

     The Compensation Committee approved a 2% base salary increase for each NEO for fiscal year 2007. While benchmarking supported higher percentages, the increase was limited to match a corporate-wide 2% target for all employees.

Incentive Compensation Plan

     In addition to base salary, the Company provides a quarterly and annual incentive compensation program. It is the Committee’s intent to tie a significant portion of compensation to Company or business unit performance and to pre-established performance criteria and individual objectives.

     Incentive bonus payouts are intended to provide total cash compensation at up to the 75th percentile of the competitive market when the Company achieves targeted (i.e., planned) levels of performance against established performance metrics. This philosophy enables CACI to compete for and retain top-level talent and, combined with midpoint base salaries, ensures a significant portion of compensation is at-risk to maintain a pay-for-performance mentality.

     Target corporate performance metrics are established annually and approved by the Committee. These metrics provide annual targets for net after tax profitability, earnings per share, and revenue, among others, and are comprised of quarterly targets. Approved corporate targets flow down through the organization to the business unit level and beyond. It is the Committee’s intention that these corporate targets place CACI in the 75th percentile of performance in the competitive market, which matches the targeted compensation level.

     Minimum, or “Cut,” threshold levels for each metric are also approved by the Committee, as are upper, or “Stretch,” levels. Corresponding Cut and Stretch incentive compensation levels are also established. As it is not the intention of the Committee to incentivize minimum performance levels, Cut compensation levels are set below market midpoint levels. Stretch compensation levels are set at up to the 90th percentile of the market. For performance below minimum threshold levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated between levels on a straight-line basis. Above Stretch levels, bonus payouts are calculated as a percentage of the NEO’s respective metric performance; for example, in fiscal year 2007, Dr. London was entitled to receive 1.5% of the Company’s net after tax profitability above the Stretch metric.

     The ranges between Cut and Target levels of performance and between Target and Stretch levels are based upon multiple factors assessed by the Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year 2007, Cut metrics were set 7.5% below Target metrics, and Stretch metrics were set 5.0% above Target metrics. These ranges were based upon an analysis of the previous six fiscal years, and were intended to provide a challenging upper range and a reasonable minimum threshold. Based upon fiscal year 2007 performance, in addition to prior year analysis, the Committee established Cut metrics 9.0% below Target metrics; the wider range reflected retention concerns at lower levels of the organizations (e.g., below NEO), with the goal being to set an achievable minimal level of performance. Stretch metrics were set 5.3% above Target metrics, in line with historical ranges.

     Individual incentive programs are established annually for each NEO, with the performance metrics used intended to focus each executive upon the aspects of the business over which he or she has the most direct influence. The following fiscal year 2007 NEO performance metrics and target bonus levels were approved by the Compensation Committee:

NEO	Target
(Fiscal Year 2007 Position)	Bonus	Metrics
Dr. J.P. London	$1,736,400	CACI Net After Tax Profitability
Chairman of the Board, President, and
Chief Executive Officer
Paul M. Cofoni	$1,012,800	CACI Net After Tax Profitability, individual
President, U.S. Operations		performance objectives
CACI, INC.-FEDERAL
William M. Fairl	$668,600	U.S. Operations Net After Tax Profitability,
Chief Operating Officer,		CACI Net After Tax Profitability,
U.S. Operations		U.S. Operations Revenue, individual
CACI, INC.-FEDERAL		performance objectives
Thomas A. Mutryn	$400,000 (1)	CACI Net After Tax Profitability, individual
Executive Vice President, Chief Financial		performance objectives
Officer and Treasurer
Gregory R. Bradford	$335,500	U.K. Net After Tax Profitability
Chief Executive, CACI Limited,
and President, U.K. Operations
____________________

(1)	Mr. Mutryn is also eligible for acquisition bonuses based upon the trailing twelve month revenue and EBIT of acquired companies.

     The profitability measure is expressed on an after-tax basis due to the stability of this metric, and its use in the Company’s planning and budgeting processes. Individual performance objectives for the NEOs may include, but are not limited to business retention, cash flow management, corporate development, cash collections, quality assurance, and cost control initiatives.

     Performance against these objectives is measured and paid out on a quarterly and annual basis. Sixty percent of the overall award is attributable to attaining the annual performance goals. Forty percent is attributable to quarterly goals with a 10% weighting placed on each quarter ensuring focus upon short-term progress toward annual goals. Attainment of Target incentive compensation levels is intended to align with achievement of our budgeted financial results for each fiscal year. However, actual results may be higher or lower, and in fact were lower in fiscal year 2007. Performance relative to these metrics is delineated below on both a quarterly basis and for fiscal year 2007:

Metric	Quarter1	Quarter 2	Quarter 3	Quarter 4	Annual
CACI Net After Tax Profitability	At Target	At Minimum	Below	Below	Below
	Threshold	Threshold	Minimum	Minimum	Minimum
			Threshold	Threshold	Threshold
			(no bonus)	(no bonus)	(no bonus)

U.S. Operations Net After Tax Profitability	At Target	Below	Below	Below	Below
	Threshold	Minimum	Minimum	Minimum	Minimum
		Threshold	Threshold	Threshold	Threshold
		(no bonus)	(no bonus)	(no bonus)	(no bonus)

U.S. Operations Revenue	At Target	Between	Below	At Target	Between
	Threshold	Minimum	Minimum	Threshold	Minimum
		and Target	Threshold		and Target
		Thresholds	(no bonus)		Thresholds

U.K. Net After Tax Profitability	At Stretch	At Stretch	Above	Above	Above
	Threshold	Threshold	Stretch	Stretch	Stretch
			Threshold	Threshold	Threshold

     Corporate performance metrics may be modified by the Committee during the fiscal year due to changes in business conditions (e.g., acquisitions, major corporate events, etc.). During fiscal year 2007, no modifications were made.

Long-Term Incentive Stock Plan

     The 2006 Stock Incentive Plan is designed to promote the long-term growth and profitability of the Company by (i) providing directors and executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key executives.

     Stockholder approval was sought and acquired as needed to satisfy one of the prerequisites for treatment of certain payments under the 2006 Stock Incentive Plan as “performance-based compensation” within the meaning of Internal Revenue Code (“IRC”) section 162(m).

     Senior officers of CACI received a grant of stock options and restricted stock under the plan in fiscal year 2007. The awards were determined by targeting a specific expected annualized value of long-term awards and denominating a portion in stock options and a portion in restricted stock according to a predetermined mix of each. Stock options comprised 65% of the grant date fair value of the total award and restricted stock comprised 35% of the grant date fair value of the total award.

     The Committee approved all stock option grants, the number of which for each NEO is disclosed in column (j) of the Grant of Plan-Based Awards table. The grant date fair value is disclosed in column (l) of the Grant of Plan-Based Awards table.

     All stock option grants are made with exercise prices that are equal to or greater than the fair market value of the Company’s stock on the date of grant. The grant dates of the grants correspond to pre-determined meetings of the Committee during which the awards are approved. The Company does not grant incentive stock options, and therefore compensation realized from the exercise of stock options is intended to be fully tax-deductible by the Company.

     The Committee approved all restricted stock grants, the number of which is disclosed in column (i) of the Grant of Plan-Based Awards table. The grant date fair value of these restricted stock grants is disclosed in column (l) of the Grant of Plan-Based Awards table.

     The restricted stock awards are settled in shares of CACI stock. The plan rewards continued service with the Company and assists in the accumulation of significant equity stakes for participating executives.

     All grants were made based on recommendations made by Dr. London, with the exception of Dr. London’s grant (which was recommended by the Executive Vice President and Director of Business Operations, whose role includes responsibility for executive compensation), for evaluation and approval by the Committee. Grants were at the median of pre-established grant guidelines for each NEO that represent the competitive market for their positions and responsibilities.

     In June 2007, the Committee approved two changes to the current grant practices for the fiscal year ending June 30, 2008: (i) changing the grants of stock options to grants of SSARs; and (ii) altering the mix of the awards to a slightly greater portion of SSARs to restricted stock than the previous mix of stock options to restricted stock.

     Further, as part of the executive transition previously discussed, on June 20, 2007 the Committee approved a special one-time grant to Mr. Cofoni. The grant consists of 300,000 SSARs with a special vesting schedule: the shares “cliff vest” (e.g., 100% vest) after five years, but vesting can be accelerated if the Company’s stock price achieves and maintains the following levels for a 30-day period after one year (no part of this grant will vest within the first year, per the terms of the 2006 Stock Incentive Plan):

	Vested SSARs	Vested SSARs
Stock Price	(upon achievement)	(cumulative)
$ 60	40,000	40,000
$ 70	50,000	90,000
$ 80	60,000	150,000
$ 90	70,000	220,000
$ 100	80,000	300,000

     As previously discussed, effective July 1, 2007, Mr. Fairl was promoted to the position of President, U.S. Operations, and Mr. Fuerst was promoted to the position of Chief Operating Officer, U.S. Operations. On July 2, 2007, the Committee approved special one-time grants to Mr. Fairl and Mr. Fuerst as part of the transition to their new roles. Each grant consists of 25,000 SSARs with the same accelerators contained in Mr. Cofoni’s plan:

	Vested SSARs	Vested SSARs
Stock Price	(upon achievement)	(cumulative)
$ 60	3,333	3,333
$ 70	4,167	7,500
$ 80	5,000	12,500
$ 90	5,833	18,333
$ 100	6,667	25,000

Management Stock Purchase Plan

     The MSPP is designed to promote the long-term growth and profitability of the Company by (i) providing executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key executives. The Board believes that the MSPP will serve these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

     The MSPP provides for equity ownership in the Company by senior officers by (i) requiring the deferral of a portion of their annual bonuses in the Company’s common stock; (ii) permitting such executives to use remaining annual bonus amounts to acquire additional shares of the common stock; and (iii) providing such executives with other economic incentives to use annual bonuses to acquire additional shares of the Company’s common stock. All deferred shares are bought at a discount of up to 15%, as determined annually by the Committee, of fair market value. The Company may grant matching awards, in an amount not to exceed 25% of the participant’s combined mandatory and elective deferrals and subject to such vesting or other restrictions and conditions as the Committee determines. The amount of the matching grant will be determined by the Committee no later than December 31 of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under IRC section 162(m)). During fiscal year 2007, the Committee approved a 5% discount with no matching. The fair market value of the Company’s common stock is defined as the last reported price at which the common stock was traded on the date of the grant or, if no common stock is traded on that date, the price on the most recent date on which the Company’s common stock was traded, in either case, as reflected on the applicable registered national securities exchange.

     The awards fully vest after 36 months of continuous employment, or, if earlier, upon death, disability, or a “change in control” as defined in the MSPP (and in the case of matching awards, upon retirement on or after age 65).

     With respect to each vested RSU, the Company issues to the participant one share of the Company’s common stock at the earlier of (i) the end of the deferral period specified in the participant’s subscription agreement, which may be, at the election of the participant, three or more years, (ii) the date of the participant’s termination of employment due to retirement over the age of 65, death, or disability, or (iii) the date of the termination of the MSPP. The Company has reserved for issuance to participants under the MSPP an aggregate of 500,000 shares of common stock, which shares are to be purchased by the Company in the market on a periodic basis as required.

     The MSPP is administered by the Committee. The MSPP may be amended or terminated by the Board at any time, subject to certain restrictions.

     The following NEO MSPP deferrals were made in fiscal year 2007; a 5% RSU purchase discount was applied to all deferrals:

		Annual Bonus	Annual Bonus
NEO	Annual %	Subject	Amount	RSUs
(Fiscal Year 2007 Position)	Deferred	to MSPP	Deferred	Purchased
Dr. J.P. London	N/A	$0	$0	0
Chairman of the Board, President,
and Chief Executive Officer
Paul M. Cofoni	N/A	$0	$0	0
President, U.S. Operations
CACI, INC.-FEDERAL
William M. Fairl	20%	$52,200	$10,440	216
Chief Operating Officer,
U.S. Operations
CACI, INC.-FEDERAL
Thomas A. Mutryn	N/A	$0	$0	0
Executive Vice President,
Chief Financial Officer and Treasurer
Gregory R. Bradford	20%	$65,432	$13,085	270
Chief Executive, CACI Limited,
and President, U.K. Operations

Stock Ownership Guidelines

     The Committee has adopted executive stock ownership guidelines for executives at the level of senior officers to focus those executives on the long-term growth in value of the Company. The Committee expects senior officers to own common stock equal to a multiple of base salary from as much as seven times for the President and CEO as well as the Chairman of the Board and Executive Chairman to lesser amounts for the other senior officers. During fiscal year 2007, the stock ownership guidelines were amended to set timing to reach required ownership level to eight years for all participants (previously this ranged from six to eight years, based on the senior officer’s level). Shareholdings are measured annually to determine compliance with the plan. If at the annual measurement date the senior officer’s ownership does not meet the measurement multiple set for that timeframe (guideline requirements are calculated each year for such purpose as a straight-line prorated amount to the final requirement and years to meet such requirement), the senior officer may have any bonus monies withheld to purchase shares until he/she meets the requirement.

     The Committee reviewed the executive stock ownership guidelines during fiscal year 2007. The guidelines were found to have stricter requirements than those of the Company’s competitors. In general, no changes were made to the base salary multiple as the Committee feels these guidelines meet the standards set forth by the Committee.

Benefits and Executive Perquisites

     Executives are also permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria. For example, the Company makes matching contributions to the Company’s voluntary 401(k) plan on behalf of the executive based on the amount of each executive’s contributions to the 401(k) plan.

     Executives at the level of vice president and above may elect to contribute up to 50% of their base salary and 100% of their bonuses and commissions on a pre-tax basis to the CACI Non-Qualified Executive Retirement Plan, which is administered by The Newport Group. The Company contributes 5% of all income over the Internal Revenue Service (“IRS”) limit set forth in IRC Section 401(a)(17) to participants, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. The portion of a participant’s account attributable to elective deferrals, including investment returns, is fully vested at all times. The portion of a participant’s account attributable to Company contributions and related earnings is fully vested after five years of service as an eligible employee.

     Dr. London receives a $25,000 allowance to be used for business or personal expenses, which is taxable as ordinary income. Effective July 1, 2007, Mr. Cofoni receives a similar $25,000 allowance in connection with his position as President and Chief Executive Officer. Dr. London and all other NEOs also receive automobile allowances. In addition, NEOs are eligible to receive a one-time allowance of $7,500 for the purposes of financial and estate planning. There is no time limit on when the service must be used.

     The CACI International Inc Supplemental Executive Retirement Plan (“SERP”) is only provided to Mr. Cofoni. The Company provides no other executive a SERP and does not anticipate providing another one in the future. This benefit was provided to Mr. Cofoni to partially offset the loss of his SERP benefit from his previous employer in order to acquire his services and is, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent.

     All amounts related to perquisites for NEOs are disclosed in the column (i) of the Summary Compensation Table, along with details on their valuations.

Executive Transition and Top Management Team Compensation

     Due to the transition in roles and responsibilities of the top management team at the end of fiscal year 2007, as discussed above, compensation was reevaluated and new compensation packages, effective July 1, 2007, were approved by the Committee. Each executive’s relative level of responsibility in his new position was assessed during the evaluation process, and this assessment was factored into the final compensation determination. Dr. London and the Committee were also mindful that the new team of six executives (the five NEOs listed above and Mr. Fuerst) maintain a similar collective profile of responsibilities as the prior group of five executives, while better addressing the larger and more diverse scope of the Company’s operations. While most executives ultimately received a higher level of compensation commensurate with their increased responsibilities, Dr. London’s compensation was adjusted downward to reflect the new executive structure. Despite the inclusion of an additional executive, the aggregate value of target total compensation for the whole team in the upcoming year will be substantially similar in size (only 5% higher) to the previous team (assuming that the previous team had retained the same roles and were provided compensation increases similar to other executives in the same industry).

Employment and Severance Agreements

     The Company has entered into agreements with all of the NEOs for the purpose of providing those executives with a degree of security that will increase the chances that they will remain with the Company; NEOs are the only employees of the Company that have such agreements. The Company believes that appropriate severance arrangements are necessary in order to attract and retain key executives. In addition, the Company pays limited amounts to NEOs if they are terminated under certain circumstances following a change in control. This program is intended to encourage retention in the face of an actual or rumored change in control. Furthermore, the program seeks to align NEO and shareholder interests by allowing NEOs to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may impact the executive’s employment.

     The term of each agreement is one year with automatic one-year extensions thereafter (except for Mr. Cofoni’s agreement which is three years with automatic one-year extensions thereafter). Per the terms of the agreements, each NEO’s employment may be terminated by the Company without a separation payment of any kind in the event of death, disability, or for cause as determined by the Board. In the event of a termination for disability, the Company is generally required to provide 30 days notice (except that in Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs). In the event of termination without cause by the Company or resignation for “good reason” by the NEO, as defined in the respective agreements, the Company will pay a severance payment equal to a specified number of months of the NEO’s base salary. In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change of control, the agreements provide that the Company will pay a termination payment equal to a specified number of months of the NEO’s base salary (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason or is terminated for disability within one year of a change in control). The agreements restrict each NEO’s rights to compete with the Company or to offer employment to Company employees following termination. Additional information about the agreements is provided below.

     The Committee reviewed the employment and severance agreements in fiscal year 2007. The current Company agreements were deemed to provide less protection than competitive practice for such agreements. Changes to revised Company plans approved by the Committee, which became effective July 1, 2007, provide for the inclusion of partial protection against IRC section 280G excise taxes in the event of termination after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000) for all NEOs, in addition to the specific changes listed below.

     On August 17, 1995, the Company entered into an Employment Agreement with Dr. J. P. London, then the Chairman of the Board, President, and Chief Executive Officer of the Company. The agreement provided for a salary of not less than $200,000 per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase, and stock option plan as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The agreement also provided that the Company will reimburse business expenses incurred in the performance of Dr. London’s duties. Under this agreement, Dr. London’s severance payment equals 18 months of his current base salary. If a termination event occurs within one year following a change of control of the Company, Dr. London will receive a termination payment equal to 36 months of his current base salary.

     On July 1, 2007, Dr. London entered into a revised Employment Agreement for his new role as Executive Chairman. In addition to the previous terms and the addition of partial protection against IRC section 280G excise taxes as discussed above, a payment of two times his average bonus payments for the five fiscal years immediately preceding the termination and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination were added upon the occurrence of a termination event within one year following a change in control of the Company. Further, termination provisions for base salary were increased from the highest salary in the three years proceeding termination to the highest salary in the five years proceeding termination.(1) Dr. London has a nine month non-compete provision with the Company.

     On September 9, 2005, the Company entered into a Severance Compensation Agreement with Paul M. Cofoni, then President, U.S. Operations, the terms of which are generally consistent with the description set forth above for Dr. London. On July 1, 2007, Mr. Cofoni entered into a new Employment Agreement for his new role as President and Chief Executive Officer. The agreement provides partial protection against IRC section 280G excise taxes as discussed above, a severance payment of 24 months of his highest base salary in the three years proceeding termination, continued participation in the Company’s health care coverage for a one year period, and any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs. If a termination event occurs within one year following a change in control of the Company, the agreement provides a severance payment of 36 months of his highest base salary in the three years proceeding termination, continued participation in the Company’s health care coverage for a one-year period, two times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Mr. Cofoni has a two year non-compete provision with the Company.

     On September 12, 2005, the Company entered into a Severance Compensation Agreement with William M. Fairl, then Chief Operating Officer, the terms of which are generally consistent with the severance-related terms of the employment agreement set forth above for Dr. London. On July 1, 2007, Mr. Fairl entered into a new Severance Compensation Agreement for his new role as President, U.S. Operations. The agreement provides partial protection against IRC section 280G excise taxes as discussed above, a severance payment of 12 months base salary, and continued participation in the Company’s health care coverage for a six-month period. If a termination event occurs within one year following a change in control of the Company, the agreement provides a severance payment of 24 months of salary, continued participation in the Company’s health care coverage for a six-month period, a payment of 1.5 times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Mr. Fairl has a two year non-compete provision with the Company.

____________________

(1)	On December 20, 2001, the Company entered into a lifetime medical agreement with Dr. London that provides lifetime participation in the Company’s executive medical plan to the extent permitted by law, with such participation in the executive medical plan on the same basis that existed just prior to any merger, consolidation, or change of control of the Company. This agreement also included Dr. London’s spouse at the time of the agreement. This agreement was modified on July 1, 2007 to conform to his new title; no material changes were made to the agreement at that time.

     On July 22, 1999, the Company entered into a Severance Compensation Agreement with Gregory R. Bradford, Chief Executive, CACI Limited, and President, U.K. Operations, the terms of which are generally consistent with the description set forth above for Dr. London. On July 1, 2007, Mr. Bradford entered into a revised Severance Compensation Agreement. The agreement provides a severance payment of 12 months base salary. If a termination event occurs within one year following a change of control of the Company, the agreement provides a severance payment equal to 24 months base salary and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Further, this agreement provides partial protection against IRC section 280G excise taxes, as discussed above. Mr. Bradford has a two year non-compete provision with the Company.

     As part of the executive transition discussed above, on October 1, 2007, Mr. Randall C. Fuerst entered into a Severance Compensation Agreement for his new role as Chief Operating Officer, U.S. Operations. The severance payment is equal to 12 months base salary and continued participation in the Company’s health care coverage for a six-month period. If a termination event occurs within one year following a change of control of the Company, he will receive a termination payment equal to 18 months base salary, continued participation in the Company’s health care coverage for a six-month period, one times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Further, this agreement provides partial protection against IRC section 280G excise taxes, as discussed above. Mr. Fuerst has a two year non-compete provision with the Company.

     On October 1, 2007, Mr. Thomas A. Mutryn entered into a Severance Compensation Agreement for his new role as Executive Vice President and Chief Financial Officer. The severance payment is equal to 12 months base salary, continued participation in the Company’s health care coverage for a twelve-month period, and the one-year anniversary portion of any outstanding acquisition bonus. If a termination event occurs within one year following a change of control of the Company, he will receive a termination payment equal to 24 months base salary, continued participation in the Company’s health care coverage for a twelve-month period, one times his average bonus payments for the five fiscal years immediately preceding the termination, a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination, and payment of the one-year anniversary portion of any outstanding acquisition bonus. Further, this agreement provides partial protection against IRC section 280G excise taxes, as discussed above. Mr. Mutryn has a two year non-compete provision with the Company.

     The tables below reflect the amount of compensation payable to each NEO upon termination of employment under the foregoing severance agreements. The tables show the amount of compensation payable to each NEO upon termination without a change in control and upon termination following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of July 1, 2007 and thus includes amounts earned through such time, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

     Based on the assumptions used in the preparation of this table, no IRC section 280G liabilities would be incurred and no IRC section 280G partial protection would have to be paid to any of the persons named in the table.

Separation Payment (1)
			Value of	Cash out
			Unearned	Value of	Value of 280G
		Value of	Non-qualified	Unvested	Excise Tax
	Total Cash	Continuation	Retirement	Equity	Partial
Incumbent	Severance	of Benefits(2)	Contributions	Awards(3)	Protection(4)	Total
J. P. London	$1,071,900	$113,188	$—	$ 910,583	$N/A	$2,095,671
Paul M. Cofoni	1,350,000	10,602	—	1,061,266	N/A	$2,421,868
William M. Fairl	492,840	8,596	—	376,590	N/A	$ 878,026
Gregory R. Bradford	613,169	—	—	331,475	N/A	$ 944,644
Thomas A. Mutryn	312,000	16,918	—	146,550	N/A	$ 475,468
____________________

(1)	Assumes that the NEO resigned for “good reason” or was terminated without cause per the respective agreement. As previously noted, employment may be terminated by the Company without a separation payment of any kind in the event of death, disability, or for cause. The Company generally is required to provide 30 days notice in the event of a termination for disability. In Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs. Because Mr. Cofoni did not earn any fourth quarter or annual bonus in fiscal year 2007, he would not have received any such payment assuming a termination for disability on July 1, 2007.

(2)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Cofoni, Fairl, and Mutryn are entitled to receive continuation of health benefits following the date of separation for twelve or six months, as discussed above. For Dr. London, the table value represents the present value (using a discount rate of 5.74%) of continued current medical and dental insurance coverage less Dr. London’s estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Cofoni, Fairl and Mutryn, the table value represents the total values of continued current medical and dental insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment..

(3)	Based on the difference between the market price per share of common stock as of June 29, 2007 less the applicable exercise price of the unvested portion of the equity award.

(4)	Executives are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment following a Change of Control (1)
			Value of	Cash out
			Unearned	Value of	Value of 280G
		Value of	Non-qualified	Unvested	Excise Tax
	Total Cash	Continuation	Retirement	Equity	Partial
Incumbent	Severance	of Benefits(2)	Contributions	Awards(3)	Protection(4)	Total
J. P. London	$5,116,884	$113,188	$—	$910,583	$ —	$6,140,655
Paul M. Cofoni	2,751,897	10,602	47,789	1,061,266	—	$3,871,551
William M. Fairl	1,400,526	8,596	—	376,590	—	$1,785,712
Gregory R. Bradford	900,069	—	—	331,475	—	$1,231,544
Thomas A. Mutryn	695,531	16,918	—	146,550	—	$858,999
____________________

(1)	Assumes that the NEO resigned for “good reason” or was terminated without cause, per the respective agreement, within one year of a change in control, except in Dr. London’s case where he is also entitled to such termination payment if he voluntarily terminates his employment for any reason or is terminated for disability within one year of a change in control. The Company generally is required to provide 30 days notice in the event of a termination for disability. In Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs. Because Mr. Cofoni did not earn any fourth quarter or annual bonus in fiscal year 2007, he would not have received any such payment assuming a termination for disability on July 1, 2007.

(2)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Cofoni, Fairl, and Mutryn are entitled to receive continuation of health benefits following the date of separation for twelve or six months, as discussed above. For Dr. London, the table value represents the present value (using a discount rate of 5.74%) of continued current medical and dental insurance coverage less Dr. London’s estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Cofoni, Fairl and Mutryn, the table value represents the total values of continued current medical and dental insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Based on the difference between the market price per share of common stock as of June 29, 2007 less the applicable exercise price of the unvested portion of the equity award.

(4)	Executives are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change of control. Specifically, a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000 is provided. Based on the assumptions used in the preparation of this table, no IRC section 280G liabilities would be incurred and no IRC section 280G partial protection would have to be paid to any of the persons named in the table.

Impact of Regulatory Requirements

     The Committee is regularly updated on changes in regulations effecting compensation and how they impact executive compensation. The Committee ensures that Company compensation plans meet such requirements. In fiscal year 2007, the decisions of the Committee were impacted by regulatory requirements in the following ways:

  IRC section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Executive incentive compensation generally is performance based compensation meeting the IRC’s requirements, and, as such, is fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, the Committee has not adopted a policy requirement for all compensation to be deductible.

  IRC section 409A: Company programs have been reviewed by tax counsel to ensure that either they are not considered deferred compensation under the 409A definitions, or they comply with the deferred compensation rules in IRC 409A. As a result, we do not anticipate executives to be subject to any tax penalties under IRC 409A.

  Statement of Financial Accounting Standards 123R: The Company adopted SFAS 123R beginning in fiscal year 2006. In determining option and restricted stock awards, the Committee considers the potential expense of those programs under SFAS 123R and the financial impact. The Committee concluded that the associated expense was appropriate, given competitive compensation practices in the industry, the Company’s performance, and the motivational and retention effects of the awards.

Conclusions

     The Company and its Compensation Committee regularly consider if the total compensation program meets the objectives established for it. The Company believes that its executive compensation programs are reasonable, appropriate, and in the best interests of shareholders for the following reasons:

  Competitive benchmarking indicates that executive compensation levels (both base salaries and total compensation) are administered consistent with the Company’s total compensation philosophy.

  Total compensation is variable and predicated upon company performance, through a compensation mix that de-emphasizes base salary and executive perquisites and emphasizes performance-based pay, in the form of formula-based annual cash incentive awards and equity awards in the form of restricted stock, RSUs, SSARs, and/or stock options.

  Executive officers are required to align their economic interests with those of stockholders through the accumulation of a significant equity stake, facilitated by annual equity awards and stock options, annual incentive deferrals and significant stock ownership requirements.

  The Company’s executive retention objectives are achieved at reasonable cost through the severance and change-in-control agreements, the SERP (for Mr. Cofoni), and time-based vesting schedules for stock option and restricted stock awards.

Compensation of Executive Officers

     The following table summarizes the compensation of the NEOs for the fiscal year ended June 30, 2007. Annual compensation includes amounts awarded to, earned by, or paid to Dr. J. P. London and four other Executive Officers and former Executive Officer Stephen L. Waechter, including amounts deferred at an Executive Officer’s election.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension
							Value and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred
					Option/	Plan	Compen-	All Other
Name and				Stock	SSAR	Compen-	sation	Compen-
Principal Position		Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
(during FY07)	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)		($)
J. P. London	2007	$ 714,600	$—	$ 651,219	$ 888,304	$ 219,160	$—	$ 205,689	(7)	$ 2,678,972
Chairman of the
Board, President
and Chief Executive
Officer
Paul M. Cofoni	2007	510,000	—	449,578	1,523,101	118,347	174,882	57,751	(8)	2,833,659
President, U.S.
Operations
CACI, INC.-
FEDERAL
William M. Fairl	2007	338,640	—	227,416	255,212	150,333	—	61,006	(9)	1,032,607
Chief Operating
Officer,
U.S. Operations
CACI, INC.-
FEDERAL
Stephen L. Waechter(10)	2007	169,065	—	222,694	235,700	405,134	—	407,294		1,439,887
Former Executive
Vice President, Chief
Financial
Officer and Treasurer
Thomas A. Mutryn(11)	2007	208,333	21,000	44,708	46,007	50,531	—	5,315	(12)	375,894
Executive
Vice President,
Chief Financial
Officer and
Treasurer
Gregory R. Bradford	2007	313,732	—	223,503	232,805	476,333	—	124,992	(13)	1,371,365
Chief Executive,
CACI Limited, and
President, U.K.
Operations

____________________

(1)	Amounts reported in the Salary column represent base salary earned in fiscal year 2007.

(2)	With the exception of fixed payments to reward Mr. Mutryn during his service as Acting Chief Financial Officer, the Company did not make non-performance based bonus payments to any of the NEOs in fiscal year 2007.

(3)	The amounts reported in the Stock Awards column and the Options/SSAR Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with SFAS 123R, without regard to the possibility of forfeitures. Assumptions used in the calculations of these amounts are included in Note 21 to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 29, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(4)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent incentive compensation earned in fiscal year 2007.

(5)	The value listed in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column represents the change in the present value of accumulated benefits from June 30, 2006 to June 30, 2007. The value is an actuarial estimate of the cost of pension benefits for the named executive officer and does not reflect a current cash cost to the Company or necessarily the pension benefit that the executive officer would receive.

(6)	As detailed further in the footnotes below, the values in this column may include (i) Chief Executive Officer annual perquisite allowance (“CEO allowance”); (ii) 5% Company contribution to non-qualified deferred compensation plan made on earnings in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually (“NQDC Contribution”); (iii) vacation accrual balance cashed out (“Vacation Cash-out”); (iv) automobile expenses, based on IRS Publication 15-B guidelines (“Automobile Expenses”); (v) reimubursement of expenses under an executive medical supplement plan (“Executive Medical”); (vi) premiums paid by the Company for a long term care insurance policy (“LTC Premiums”); (vii) 50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (“401(k) Match”); and/or (viii) discount equal to the fair value of additional shares granted under the Company’s Management Stock Purchase Plan by giving a 5% discount on the stock price at grant date (“MSPP Discount”), the number of shares being derived by dividing the year-end deferred bonus by the discounted stock price.

(7)	Includes $25,000 CEO Allowance; $73,753 NQDC Contributions; $44,491 Vacation Cash-out; $11,209 Automobile Expenses; $3,383 Executive Medical; $4,428 LTC Premiums; $6,703 401(k) Match; and $36,722 MSPP Discount.

(8)	Includes $30,139 NQDC Contributions; $9,122 Automobile Expenses; $4,323 Executive Medical; $1,306 LTC Premiums; $11,475 401(k) Match; and $1,386 MSPP Discount.

(9)	Includes $24,407 NQDC Contributions; $21,930 Vacation Cash-out; $551 Executive Medical; $1,114 LTC Premiums, $7,123 401(k) Match; and $5,881 MSPP Discount.

(10)	In connection with Mr. Waechter’s departure from the Company in January 2007, all of his unvested stock awards and unexercised stock options were forfeited. Pursuant to paragraph 6 of Mr. Waechter’s Severance Agreement dated September 1, 1999, severance payment equal to twelve months of base salary at the pre-tax rate at time of his departure was made on July 20, 2007 in the amount of $312,720 and is included in the All Other Compensation column. In addition to the $312,720 severance payment, includes $34,343 NQDC Contributions; $14,898 Vacation Cash-out and $42,005 vacation accrual balance paid at termination; $2,091 Executive Medical; and $1,237 LTC Premiums.

(11)	During the period January 2007 through April 2007, Mr. Mutryn served as Acting Chief Financial Officer of the Company, he received a fixed incentive payment of $21,000, which was intended to supplement his salary and reward his efforts as CACI’s senior executive in charge of CACI’s financial affairs.

(12)	Includes $535 LTC Premiums and $4,780 401(k) Match.

(13)	Includes $32,612 NQDC Contributions; $24,554 Vacation Cash-out; $23,086 Automobile Expenses; $33,896 Executive Medical; $1,134 LTC Premiums; $7,915 401(k) Match; and $1,795 MSPP Discount. The Automobile Expenses reported for Mr. Bradford are not based on IRS Publication 15-B guidelines, but reflect the actual expenses paid in the fiscal year.

Grant of Plan-Based Awards

								All	All Other
								Other	Option		Grant Date
								Stock	Awards:	Exercise	Fair Value
								Awards:	Number of	or Base	of Stock
					Estimated Future Payouts			Number	Securities	Price of	and
		Estimated Future Payouts Under			Under Equity Incentive Plan			of Shares	Underlying	Option/	Option/
		Non-Equity Incentive Awards(1)			Awards(2)			of Stock	Options/	SSAR	SSAR
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	SSARs	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(3)	($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J.P. London		$ 432,000	$1,736,400	$1,945,000
	7/21/06							6,100			$ 331,779
	7/21/06								26,150	$ 54.39	617,354

Paul M. Cofoni		270,000	1,012,800	1,235,000
	7/21/06							4,725			256,993
	7/21/06								20,000	54.39	472,164
	6/20/07				N/A	300,000	N/A			50.43	5,945,965

William M. Fairl		215,000	668,600	805,000
	7/21/06							3,275			178,127
	7/21/06								13,900	54.39	328,154

Stephen L.
Waechter (5)		168,000	613,600	700,000
	7/21/06							2,325			126,457
	7/21/06								9,800	54.39	231,360

Thomas A.
Mutryn		45,000	168,750	225,000
	9/18/06							3,000			160,950
	9/18/06								12,000	53.65	276,040

Gregory R.
Bradford		130,500	335,500	435,000
	7/21/06							2,025			110,140
	7/21/06								8,600	54.39	203,030
____________________

(1)	These amounts represent potential payouts under the 2007 incentive plan. Actual payouts earned are reflected in the Non- Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	As previously noted, Mr. Cofoni’s 300,000 SSAR grant has a vesting schedule under which the shares “cliff vest” (i.e., 100% vest) after five years, but vesting can be accelerated if the Company’s stock price achieves and maintains the specified levels for a 30-day period after one year (no part of this grant will vest within the first year, per the terms of the 2006 Stock Incentive Plan).

(3)	The exercise price is the same as the closing price on the date of grant.

(4)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2007 determined pursuant to SFAS 123R. The SFAS 123R Grant Date values shown are also used for financial reporting purposes.

(5)	In connection with Mr. Waechter’s departure from the Company in January 2007, all of his unvested stock awards and unexercised stock options were forfeited.

Outstanding Equity Awards at Fiscal Year-end

	Option Awards					Stock Awards(1)
								Market
	Number of	Number of				Number		Value of
	Securities	Securities				of Shares		Shares or
	Underlying	Underlying				or Units of		Units of
	Unexercised	Unexercised	Option			Stock That		Stock That
	Options	Options	Exercise		Option	Have Not		Have Not
	(#)	(#)	Price		Expiration	Vested		Vested(2)
Name	Exercisable	Unexercisable	($)		Date	(#)		($)
(a)	(b)	(c)	(e)		(f)	(g)		(h)
J. P. London	56,100	—	$21.40		6/30/11	8,200	(11)	$400,570
	70,000	—	36.13		6/30/12	6,100	(12)	297,985
	—	41,218	62.48	(3)	8/16/12
	5,000	—	41.97		3/17/11
	125,000	—	34.10		6/30/13
	—	26,150	54.39	(4)	7/20/13
	47,917	23,958	40.00	(5)	6/30/11

Paul M. Cofoni	—	249,000	64.22	(6)	8/14/12	17,000	(9)	830,450
	—	20,000	54.39	(4)	7/20/13	4,725	(12)	230,816
	—	300,000	50.43	(7)	6/19/14

William M. Fairl	4,000	—	36.13		6/30/12	3,000	(10)	146,550
	—	19,212	62.48	(3)	8/16/12	3,275	(12)	159,984
	22,915	—	34.10		6/30/13
	—	13,900	54.39	(4)	7/20/13
	15,834	7,916	40.00	(5)	6/30/11

Stephen L. Waechter (14)	—	—	—		—	—		—

Thomas A. Mutryn	—	12,000	53.65	(8)	9/17/13	3,000	(13)	146,550

Gregory R. Bradford	70,000	—	9.38		8/17/08	3,100	(10)	151,435
	6,000	—	10.69		4/26/10	2,025	(12)	98,921
	20,000	—	9.25		6/30/10
	80,000	—	21.40		6/30/11
	27,000	—	36.13		6/30/12
	—	17,000	62.48	(3)	8/16/12
	16,500	—	34.10		6/30/13
	—	8,600	54.39	(4)	7/20/13
	18,334	9,166	40.00	(5)	6/30/11
____________________

(1)	Columns (d), (i) and (j) have been omitted because none of the NEOs held stock awards or options that qualified as equity incentive plan awards at the end of fiscal year 2007.

(2)	Based on the $48.85 closing price of the Company’s stock on June 29, 2007.

(3)	Stock options granted on August 17, 2005 will become exercisable as follows: 10% on August 16, 2007, 20% on August 16, 2008, 30% on August 16, 2009, and 40% on August 16, 2010.

(4)	Stock options granted on July 21, 2006 will become exercisable as follows: 10% on July 20, 2008, 20% on July 20, 2009, 30% on July 20, 2010, and 40% on July 20, 2011.

(5)	Stock options granted on July 1, 2004 but which are unexercisable as of June 30, 2007 will become exercisable on June 30, 2008.

(6)	Stock options granted on August 15, 2005 will become exercisable as follows: 20% on August 14, 2007, 20% on August 14, 2008, 20% on August 14, 2009, and 40% on August 14, 2010.

(7)	SSARs granted on June 20, 2007 become exercisable on an accelerated schedule based on stock price targets: $60 - 40,000 shares; $70 - 50,000 shares; $80 - 60,000 shares; $90 - 70,000 shares; $100 - 80,000 shares. No shares will become exercisable within the first year after option grant. To the extent shares have not become exercisable, 100% of those unexercisable shares will become exercisable on June 19, 2012.

(8)	Stock options granted on September 18, 2006 will become exercisable as follows: 10% on September 17, 2008, 20% on September 17, 2009, 30% on September 17, 2010, and 40% on September 17, 2011.

(9)	Stock awards granted on August 15, 2005 vest on August 14, 2008.

(10)	Stock awards granted on August 17, 2005 vest on August 16, 2008.

(11)	Stock awards granted on February 21, 2006 vest on February 20, 2009.

(12)	Stock awards granted on July 21, 2006 vest on July 20, 2009.

(13)	Stock awards granted on September 18, 2006 vest on September 17, 2009.

(14)	As a result of Mr. Waechter’s departure from the Company in January 2007, all unvested awards were forfeited. According to the terms of his Severance Agreement, Mr. Waechter was allowed to exercise any exercisable options within 60 days of his departure.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
J. P. London	41,300	$1,595,083	23,958	$1,170,348
Paul M. Cofoni	—	—	—	—
William M. Fairl	15,000	403,910	7,917	386,745
Stephen L. Waechter	128,067	2,016,108	—	—
Thomas A. Mutryn	—	—	—	—
Gregory R. Bradford	—	—	9,167	447,808
____________________

(1)	These amounts are equal to the difference between the sales price of the Company’s common stock on the NYSE on the exercise date and the exercise price times the number of shares underlying the exercised option.

(2)	These amounts are equal to the closing price of the Company’s common stock on the NYSE on the vesting date times the number of shares vested.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
			Present	Payments
		Number of	Value of	During Last
		Years Credited	Accumulated	Fiscal Year
Name	Plan Name	Service (#)	Benefit ($)(1)	($)
J. P. London	N/A	N/A	N/A	N/A
Paul M. Cofoni	Supplemental Retirement Benefit Plan	2	$330,332	—
William M. Fairl	N/A	N/A	N/A	N/A
Stephen L. Waechter	N/A	N/A	N/A	N/A
Thomas A. Mutryn	N/A	N/A	N/A	N/A
Gregory R. Bradford	N/A	N/A	N/A	N/A
____________________

(1)	The Present Value of Accumulated Benefit under each plan has been calculated as of June 30, 2007, using the guidelines contained in Statement of Financial Accounting Standards No. 87.

Non-qualified Deferred Compensation for Fiscal Year 2007

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company
	Contributions	Contributions	Aggregate		Aggregate
	in	in	Earnings in	Aggregate	Balance at
	Last Fiscal	Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
Name	Year ($)(1)	Year ($)(2)	Year ($)(3)	Distributions ($)	Year End ($)(4)
J. P. London	$6,845	$73,753	$414,595	$—	$4,133,539
Paul M. Cofoni	$464,961	$30,139	$146,966	$—	$970,726
William M. Fairl	$305,897	$24,407	$51,063	$—	$2,149,606
Stephen L. Waechter	$4,053	$34,343	$177,722	$—	$2,258,463
Thomas A. Mutryn	$3,508	$—	$59	$—	$3,567
Gregory R. Bradford	$116,184	$32,612	$143,514	$—	$1,009,707
____________________

(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table, in the Salary and the Non-Equity Incentive Plan Compensation columns (in the case of executive contributions), or in the All Other Compensation column (in the case of Company contributions for Dr. London and Messrs. Cofoni, Fairl, Bradford and Waechter). The amounts previously reported as executive and Company contributions were as follows: (i) Dr. London, $1,491,271 and $396,826; (ii) Mr. Cofoni, $318,430 and $11,415; (iii) Mr. Fairl, $1,455,529, and $80,163; (iv) Mr. Bradford, $358,379 and $145,236; and (v) Mr. Waechter, $1,270,192 and $276,129.

Director Compensation

     The table below summarizes the compensation information for fiscal year 2007 for each of the Company’s non-employee directors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned			Incentive	Non-qualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)	($)(2)	($)	Earnings	($)	($)
Herbert W. Anderson	$ 63,250		$122,193	—	—	—	$185,443
Dan R. Bannister	15,500		—	—	—	—	15,500
Michael J. Bayer	17,250		65,043	—	—	—	82,293
Peter A. Derow	70,500		98,322	—	—	—	168,822
Gregory G. Johnson	41,250		55,465	—	—	—	96,715
Richard L. Leatherwood	89,250		98,322	—	—	—	187,572
Barbara A. McNamara	77,500		102,212	—	—	—	179,712
Warren R. Phillips	114,250		98,322	—	—	—	212,572
Charles P. Revoile	85,000		98,322	—	—	—	183,322
H. Hugh Shelton	15,500		—	—	—	—	15,500
Larry Welch	22,000		65,044	—	—	—	87,044
____________________

(1)	Mr. Welch’s and Mr. Bayer’s amounts reflect board fees earned and paid through November 14, 2006, the last day that they were members of the CACI Board of Directors. Under the Company’s DSPP, Ms. McNamara elected to receive 50% of her annual retainer in RSUs of the Company. Ms. McNamara has acquired 1,113 shares since electing to defer a portion of her retainer. The grant date fair value of these shares is $58,438. The current year deferral is included in Fees Earned or Paid in Cash column.

(2)	The amounts reported in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with SFAS 123R, without regard to the possibility of forfeitures. Assumptions used in the calculation of these amounts are included in Note 21 to the Company’s audited consolidated financial statements for the year ended June 30, 2007, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 filed with the SEC on August 29, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the non-employee director.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2007. Based upon such review and discussions, the members of the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2007 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Charles P. Revoile	Peter A. Derow
Richard L. Leatherwood	Barbara A. McNamara
H. Hugh Shelton

CORPORATE GOVERNANCE

Code of Ethics

     The Company has adopted a Director’s Code of Business Ethics and Conduct and a Standards of Ethics and Business Conduct that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our principal executives. Each such Director and Officer is required to review the applicable Code and to certify compliance annually. There have not been any waivers of either Code relating to any such Directors or Officers. The Company intends to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company or any amendments to the Codes, in the “Investors” section of the Company’s website at www.caci.com within four business days following the date of such amendment or waiver. The Codes are available for review on the Company’s website at www.caci.com/about/corp_gov/dir_ethics.shtml and www.caci.com/about/corp_gov/ethics.shtml, respectively, and print copies of the Codes will be provided to any stockholder upon request.

Corporate Governance Guidelines

     The Company has adopted a set of corporate governance guidelines in accordance with the requirements of Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. Those guidelines can be found on the Company’s website at www.caci.com/about/corp_gov/corp_gov.shtml, and a print copy of the guidelines will be provided to any stockholder upon request.

Committees and Meetings of the Board of Directors

     It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Stockholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and Committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. The Board held thirteen meetings during fiscal year 2007, which ended June 30, 2007. All Directors attended the 2006 Annual Meeting of Stockholders held on November 16, 2006. Each Director attended at least seventy-five percent (75%) of the total number of meetings held by the Board and Committees of the Board on which he/she served.

     The Board had a Compensation Committee, an Executive Committee, an Audit Committee, a Risk Management and Security Committee (a subcommittee of the Audit Committee), an Investor Relations Committee, a Corporate Governance and Nominating Committee, and a Strategic Assessment Committee during fiscal year 2007.

Compensation Committee

     The Compensation Committee consists of Directors Derow, Leatherwood, McNamara, Revoile (Chairman) and Shelton, and included Directors Bayer and Welch until their November 2006 retirements from the Board. The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition and the Company’s independence criteria, which are discussed below. Committee members, including the Chairman, are appointed by and serve at the pleasure of the Board of Directors. Pursuant to its Charter, the Committee is composed of not fewer than three “independent directors” as defined in applicable regulations and stock exchange listing standards, in order to enhance the Committee’s capability to provide independent governance on behalf of the stockholders and provide management with objective guidance and support in matters within the Committee’s responsibility. In addition, it is the Board’s intention that each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and that at least two Committee members shall be “outside directors” within the meaning of IRC section 162(m), as amended. To the extent that a Committee member is not a non-employee director or outside director, as the case may be, the member does not participate in deliberations and the determination of awards subject to those regulations.

     The Committee administers the Company’s 2006 Stock Incentive Plan, the Management Stock Purchase Plan, the Director Stock Purchase Plan, and the Employee Stock Purchase Plan, and determines the benefits to be granted to key employees thereunder; determines CEO compensation; is responsible for determining and making recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action, and Small, Disadvantaged and Minority Subcontracting activities. The Committee met five times during fiscal year 2007. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/comp.shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Compensation Committee regarding executive compensation appeared previously in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2007, the members of the Compensation Committee had no relationships with the Company other than their relationship as Directors, entitled to the receipt of standard compensation as Directors and members of certain Committees of the Board, and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an Executive Officer of another entity for which any of our Executive Officers serves on the board of directors or compensation committee.

Executive Committee

     The Executive Committee consists of Directors Cofoni, Leatherwood, London, Phillips and Revoile, and included Director Bayer until his November 2006 retirement from the Board. Director London serves as the Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met five times during fiscal year 2007.

Audit Committee

     The Audit Committee consists of Directors Anderson, Bannister, Derow, Leatherwood, McNamara, and Phillips. The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Leatherwood is the Committee Chairman and has served as such since November 20, 2003. The Board has determined that Director Leatherwood qualifies as an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K, and that he has accounting or related financial management expertise within the meaning of the listing standards of the NYSE, and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met six times during fiscal year 2007. The Audit Committee Charter and Pre-Approval Policy are set forth on the Company’s website at www.caci.com/about/corp_gov/audit. shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Audit Committee appears below in this Proxy Statement.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Directors Leatherwood, Phillips and Revoile, and Directors Bayer and Welch until their November 2006 retirement from the Board. The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s definition. Dr. Phillips serves as the Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s Bylaws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Board seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Committee met five times during fiscal year 2007. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/nominating.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Criteria for Determining Board and Committee Independence

     The Board has affirmatively determined that eight of the eleven current Directors and seven of the ten Director Nominees are independent in accordance with the NYSE’s definition and the Company’s independence criteria described below. Because of Dr. London’s service as Chairman of the Board and Executive Chairman of the Company and Mr. Cofoni’s service as President and Chief Executive Officer, they are not independent as defined by the NYSE rules and the Company’s independence criteria. Because Mr. Johnson received more than $100,000 for consulting services provided to the Company during fiscal year 2006, he is not independent under the NYSE rules. Mr. Johnson’s consulting agreement ended in September 2006.

     NYSE rules establish criteria for determining independence and allow the Company’s Board of Directors to adopt additional criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE definition. The following criteria have been applied by the Board in making its affirmative determination of independence with respect to all current Directors:

(1)	No Material Relationship. The director must not have any material relationship with the Company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) apart from his/her service as a Director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the Director and the Company.

(2)	Employment. The director must not be nor have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company or any of its subsidiaries in the prior three years.

(3)	Other Compensation. The director and all of his/her immediate family members must not have received, during any twelve month period within the last three years, more than $100,000 in direct compensation from the Company or any of its subsidiaries, other than in the forms of director fees and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(4)	Auditor Affiliation. (A) The director or an immediate family member cannot be a current partner of a firm that is the Company’s internal or external auditor; (B) the director cannot be a current employee of such a firm; (C) the director cannot have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member cannot have been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)	Interlocking Directorships. The director or an immediate family member cannot be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(6)	Business Transactions. The director cannot be a current employee, and no immediate family member of the director can be a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

     The Company reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related-party transaction. The audit committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions, and whether the transactions are in the interest of the Company.

Nominating Process

     The Company’s By-laws describe the procedure by which the Board, a Board Committee, or stockholder who is entitled to vote and meets the By-laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Corporate Governance and Nominating Committee’s Charter, which is available at the Company’s website, www.caci.com/about/corp_gov/nominating.shtml.

Stockholder and Interested Party Communications with Directors

     Stockholders and interested parties may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.
____________________

(1)	The Company’s By-laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-laws, however, do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2008 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary at CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by June 18, 2008. The By-laws are available by writing to the Secretary at the above-stated address or at the Company’s website at www.caci.com/about/corp_gov/bylaws_3-07. pdf.

(2)	From time to time the Company may utilize a third party to assist in identifying and qualifying potential Director nominees.

Executive Sessions

     Pursuant to NYSE requirements, five executive sessions of non-management Directors were held during fiscal year 2007. The Chairman of the Corporate Governance and Nominating Committee acted as the presiding Director at all such meetings.

PROPOSAL 2: AMENDMENT OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, stockholders will be asked to approve an amendment to the CACI International Inc 2002 Employee Stock Purchase Plan (the “ESPP”). The amendment was adopted, subject to stockholder approval, by the Board of Directors on June 21, 2007.

     As of June 30, 2007, a total of 26,520 shares of our common stock were available for additional purchases under the ESPP. If the stockholders approve the proposed amendment to the ESPP, the total number of shares available for issuance under the ESPP will increase from 500,000 shares to 750,000 shares.

     The principal terms of the ESPP are summarized below. The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP which has been filed as an exhibit to this Proxy Statement and is incorporated herein by reference. Terms not defined herein shall have the meanings set forth in the ESPP.

Summary Description of the ESPP

     The purpose of the ESPP is to provide employees of the Company an opportunity to purchase Common Stock (the “Stock”). The ESPP is intended to provide additional incentives to employees to make a long-term investment in the Company by providing partial reimbursement for their purchase of Stock and by affording eligible employees the opportunity to purchase Stock with pre-tax dollars. The ESPP has been designed to permit eligible employees to purchase Stock, on a quarterly basis, through accumulated payroll deductions not exceeding: (i) twenty percent of eligible cash compensation, and (ii) $25,000 of fair market value of the Stock for each calendar year. Eligible cash compensation includes the employee’s base pay as of the Offering Commencement Date, as defined in the ESPP. The ESPP is intended to qualify under IRC Section 423 with respect to employee stock purchase plans. The maximum number of shares available for issuance and purchase under the ESPP is an aggregate of 750,000 shares of stock, which shares are to be purchased by the Company off the open market on a periodic basis as required.

     To be eligible to participate in the ESPP, an employee must, among other things, be employed by the Company or one of its subsidiaries for a minimum of two months continuous service, while customarily working twenty or more hours each week. Excluded from participating are owners of five percent or more of the Stock, and highly compensated employees as defined in the ESPP (see Appendix A to this Proxy Statement).

     At the commencement of each three-month offering period as defined in the ESPP, and subject to ESPP purchase limits, each participant has the option to acquire a number of shares based on the amount of his or her payroll deductions at a share price equal to ninety-five percent of the fair market value of the Stock on the last day of such offering period.

     The ESPP is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), at the expense of the Company. The Committee consists of not less than three members of the Board of Directors who are not officers of the Company or in the employ of the Company. The Committee is also responsible for questions involving the administration and interpretation of the ESPP. The ESPP may be amended or terminated by the Board at any time, subject to certain restrictions.

     The Board believes that the ESPP provides the following benefits to the Company and its stockholders. By facilitating increases in employee stock ownership, it increases the stake that employees have in the Company and aligns the interests of a greater number of employees with the interests of the stockholders. Because the shares issued for the ESPP are purchased off the open market, the ESPP achieves these benefits without diluting the interests of the public stockholders and it creates another source of demand for the Company’s stock. In addition, the availability of the ESPP is likely to aid the Company in its efforts to recruit and retain employees.

Federal Income Tax Information With Respect To the ESPP

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to purchase of stock under the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

     Purchase Options granted pursuant to the ESPP are intended to qualify as options issued under an “employee stock purchase plan” within the meaning of IRC Section 423. Under IRC section 423, employees will not realize taxable income upon the grant of a purchase right under the ESPP or when they complete their purchase for cash and receive delivery of the Stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of Stock acquired through the ESPP is made within two years after the date of its grant or within one year after the date of its acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss. Upon a sale of the Stock by the employee prior to the expiration of the two-year and one-year periods referred to above, or the death of the employee while holding such Stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the Stock on the last day of the offering period over the amount paid upon purchase of the Stock, or, if less, the excess of the Stock’s value over the original purchase price at the time of such disposition or death, as the case may be. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the Stock.

     At the Annual Meeting, stockholders will vote in favor of, or opposition to, this proposal to amend the ESPP to increase the total number of shares available for issuance from 500,000 shares to 750,000 shares. If a quorum is present, the vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be required to approve the ESPP.

Equity Compensation Plan Information

     The following table provides additional information as of June 30, 2007 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

Number of Securities
	Number of		Remaining Available
	Securities to be Issued	Weighted Average	For Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plan (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Shareholders(1)	2,953,773 (2)	$45.40 (3)	3,140,693 (4)

Equity Compensation Plans Not
Approved by Shareholders	—	—	—

Total	$2,953,773	$45.40	3,140,693
____________________

(1)	The equity compensation plans approved by the stockholders of the Company are the 2006 Stock Incentive Plan (the “2006 Plan), the DSPP, the MSPP, and the ESPP. The 2006 Plan was approved by the stockholders on November 16, 2006 and replaced the 1996 Stock Incentive Plan (the “1996 Plan”). Under the terms of the 2006 Plan, the Company may issue, among others, non-qualified stock options, restricted stock, RSUs and SSARs. The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 50 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs in lieu of up to 30 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of the fair market value of share of common stock on the last day of the quarter.

(2)	The number of securities to be issued upon exercise or vesting under stock purchase plans approved by stockholders as of June 30, 2007 is as follows: 1996/2006 Plan, 2,928,958; the DSPP, 939; and the MSPP, 23,876.

(3)	Represents the weighted average exercise price of the stock options and SSARs issued under the 1996/2006 Plan that were outstanding as of June 30, 2007. The weighted average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP, and the 1996/2006 Plan.

(4)	The remaining number of securities available for issuance under stock purchase plans approved by stockholders as of June 30, 2007 is as follows: 1996/2006 Plan, 2,619,123; the DSPP, 72,122; the MSPP, 422,928; and the ESPP, 26,520.

The Board recommends that stockholders vote FOR this proposal to approve the amendment to the ESPP allowing an additional 250,000 shares for issuance.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2007. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2008.

     Selection of the Company’s independent auditors is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If a quorum is present, the vote of the holders of a majority of the shares of stock and entitled to vote in person or by proxy at the Annual Meeting will be required to ratify such selection. Broker non-votes will not be considered entitled to vote for this purpose. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors.

INDEPENDENT AUDITOR FEES

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All audit services were pre-approved by the Audit Committee.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2006 and June 30, 2007.

	June 30,
	2007	2006
Audit Fees(1)	$1,810,000	$1,193,000
Audit-Related Fees (2)	353,000	238,700
Tax Fees(3)	238,652	36,000
Total	$2,401,652	$1,467,700
____________________

(1)	Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings. For the year ended June 30, 2007, Audit Fees included $525,000 relating to the Company’s convertible debt offering.

(2)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements, due diligence, and, in the year ended June 30, 2006, various consultations.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning. For the fiscal year ended June 30, 2007, Tax Fees included $154,400 related to the Company’s convertible debt offering.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2007

     The members of the Company’s Audit Committee are Herbert W. Anderson, Dan R. Bannister, Peter A. Derow, Richard L. Leatherwood, Barbara A. McNamara, and Warren R. Phillips.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;

2.	It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards, AU section 380) as modified or supplemented through August 1, 2007;

3.	It has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented through August 1, 2007;

4.	It has discussed with Ernst & Young LLP its independence under Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees); and

5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the SEC.

     RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Herbert W. Anderson	Dan R. Bannister
Peter A. Derow	Richard L. Leatherwood
Barbara A. McNamara	Warren R. Phillips

SOLICITATION

     The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee not to exceed $7,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain Officers, Directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for its 2008 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and any other applicable rules. Rule 14a-8 requires that any such proposal must be received by the Secretary of the Company at its principal executive offices at 1100 North Glebe Road, Arlington, Virginia 22201 at least 120 days prior to the anniversary date of the mailing of this proxy statement. This proxy statement was mailed on or about October 10, 2007. Therefore, the date by which proposals must be received under Rule 14a-8 will be June 12, 2008.

     Stockholders of record who do not submit proposals for inclusion in the Company’s proxy materials but who intend to submit a proposal at the 2008 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices no later than June 18, 2008. The written notice must satisfy certain requirements specified in the Company’s By-laws. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary, and the By-laws are also available for free on the Company’s website, www.caci.com/about/corp_gov/bylaws_3-07.pdf, and the SEC’s website, www.sec.gov.

AVAILABILITY OF FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ending June 30, 2007, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David L. Dragics, Senior Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available at no cost at www.shareholder.com/caci/sec.cfm and the SEC’s website, www.sec. gov.

OTHER MATTERS

     As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Arnold D. Morse, Secretary

Arlington, Virginia Dated: October 10, 2007

APPENDIX A

CACI INTERNATIONAL INC

2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

CACI INTERNATIONAL INC
2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1. Purpose.

      The CACI International Inc 2002 Employee Stock Purchase Plan (the “Plan”), as amended, is intended to provide a method whereby employees of CACI International Inc (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

      (a) “Compensation” means, for the purpose of any Offering pursuant to this Plan, the total remuneration payable to an Employee by the Company as of the Offering Commencement Date (as hereinafter defined). Notwithstanding the forgoing, Compensation shall not include any deferred compensation payable to the Employee other than salary reduction contributions under a cash or deferred arrangement pursuant to Section 401(k) of the Code, salary reduction amounts under a cafeteria plan pursuant to Section 125 of the Code, and salary reduction amounts pursuant to a qualified transportation fringe benefit program pursuant to Section 132(f) of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Committee” means the Compensation Committee of the Board.

      (d) “Common Stock” means the common stock, $.10 par value per share, of the Company.

      (e) “Company” shall also include any Parent or Subsidiary of CACI International Inc designated by the Board, unless the context otherwise requires.

      (f) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company.

      (g) “Parent” shall mean any present or future corporation which is or would constitute a “parent corporation” as that term is defined in Section 424 of the Code.

      (h) “Subsidiary” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424 of the Code.

3. Eligibility.

      (a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

      (b) Each employee shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of two (2) full calendar months of continuous service with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

      (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

      (ii) if the grant permits the employee’s rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply; or

      (iii) if the employee is a “highly compensated employee” within the meaning of Section 414(q) of the Code who earns at least $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code.

4. Offering Dates.

      The right to purchase stock hereunder shall be made available by a series of three-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5. Participation.

      Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Plan Administrator 20 days prior to an applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4. A participant who obtains shares of Common Stock in one Offering will be deemed to have elected to participate in each subsequent Offering, provided such participant is eligible to participate during each such subsequent Offering and provided that such participant has not specifically elected not to participate in such subsequent Offering. Such participant will also be deemed to have authorized the same payroll deductions under Paragraph 6 hereof for each such subsequent Offering as in the immediately preceding Offering; provided however, that, during the enrollment period prior to each new Offering, the participant may elect to change such participant’s payroll deductions by submitting a new payroll deduction authorization form.

6. Payroll Deductions.

      (a) At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of twenty percent.

      (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and subject to the last sentence of Paragraph 5 shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

      (c) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

      (d) A participant may withdraw from the Plan at any time during the applicable Offering period.

7. Granting of Option.

      (a) Except as provided in clause (ii) of Paragraph 3(b), on the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to two times an amount determined as follows: ninety-five percent (95%) of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the percentage of the employee’s Compensation which he has elected to have withheld (but no more than 20%) multiplied by the employee’s Compensation over the Offering period. Such market value per share of the Common Stock shall be determined as provided in Paragraph 7(b).

      (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be ninety-five percent (95%) of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq National Market System or, if the Common Stock is not listed on the Nasdaq National Market System but is otherwise publicly traded over-the-counter, ninety-five percent (95%) of the mean of the bid and asked prices per share on the Offering Termination Date or, if the Common Stock is not traded over-the-counter, ninety-five percent (95%) of the fair market value on the Offering Termination Date as determined by the Committee.

8. Exercise of Option.

      (a) Unless a participant gives written notice to the Plan Administrator as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time, other than amounts representing fractional shares, will be returned to him.

      (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Plan Administrator, to have the excess cash returned to him.

9. Purchase and Delivery of Shares.

      As promptly as possible after each Offering Termination Date the Company shall deliver to an established broker irrevocable instructions (i) to purchase on the open market, along with sufficient funds to do so, the appropriate number of shares of Common Stock exercised on said Offering Termination Date pursuant to Paragraph 8(a), and (ii) to deposit in an account established by the broker in each participant’s name the number of shares purchased by each participant on said Offering Termination Date.

10. Withdrawal and Termination.

      (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Plan Administrator. All of the participant’s payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

      (b) A participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

      (c) Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

      (d) Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Plan Administrator prior to the expiration of a period of 90 days commencing with the date of the death of the participant, but not beyond the Offering Termination Date next following the date of death, either:

(i)	to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii)	to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11. Interest.

      No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12. Stock.

      (a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 750,000 shares of Common Stock, par value $.10 per share, of the Company. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares available for the applicable Offering or under the Plan, the Company may either (i) make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and then return to each participant the balances of payroll deductions credited to such participant’s account under the Plan or (ii) seek stockholder approval of an increase in the shares available for issuance under the Plan, hold the payroll deductions credited to the account of each participant under the Plan until such time as either the stockholders approve the increase, in which case the shares will be issued under the Plan, or the stockholders do not approve the increase, in which case, the Company would make the allocation set forth in the preceding clause.

      (b) The participant will have no interest in stock covered by his option until such option has been exercised.

13. Administration.

      The Committee shall administer the Plan. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14. Designation of Beneficiary.

      A participant shall file with the Plan Administrator a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. The participant may change such designation of beneficiary at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15. Transferability.

      Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution.

      (a) Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

16. Use of Funds.

      The Company may use all payroll deductions received or held by the Company under this Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Effect of Changes of Common Stock.

      If the Company shall subdivide or reclassify the Common Stock which has been or may be subject to options under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be subject to options under the Plan (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18. Amendment or Termination.

      The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan without the consent of such participant.

19. Notices.

      All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.

20. Effect of Certain Transactions.

      If the Company is a party to a reorganization or merger with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a “Transaction”), in any such event while an Offering is in progress under Section 4 hereof, then: (i) after the effective date of such Transaction options shall remain outstanding and shall be exercisable in shares of common Stock, or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) the Board may accelerate the Offering Termination Date to a date coincident with or prior to the effective date of such Transaction.

21. Approval of Stockholders.

      The Plan was previously approved by the stockholders of the Company. The amendment to the Plan to increase the shares of Common Stock available for issuance under the Plan from 500,000 to 750,000 is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes shall be to act upon the Plan. If the stockholders do not approve the Increase, the amount of shares available under this Plan shall remain at 500,000. In such an event, the Company shall make a pro rata allocation of the shares available for delivery and distribution in accordance with Section 12(a) of the Plan.

22. Governmental and other Regulations.

      The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the State of Delaware. In the event of any inconsistency between such provisions of the Code and any such laws, such provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

* * *

CACI INTERNATIONAL INC 1100 N. GLEBE RD. ARLINGTON, VA 22201

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by CACI International Inc in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CACI International Inc, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CACIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CACI INTERNATIONAL INC

1. Election of Directors
Nominees for election to the Company’s Board of Directors:
01) Dan R. Bannister 02) Paul M. Cofoni 03) Peter A. Derow 04) Gregory G. Johnson 05) Richard L. Leatherwood	06) J. Phillip London 07) Michael J. Mancuso 08) Warren R. Phillips 09) Charles P. Revoile 10) H. Hugh Shelton		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
			0	0	0

Vote on Proposals							For	Against	Abstain

2.		Approval of the Amended 2002 Employee Stock Purchase Plan.					0	0	0

3.		Ratification of the appointment of Ernst & Young LLP as independent auditors.					0	0	0

Please complete, date, sign and mail this proxy card in the enclosed prepaid envelope.

For comments, please check this box and write them on the back where indicated.		0

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Common Stock	CACI INTERNATIONAL INC
PROXY FOR NOVEMBER 14, 2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Sheraton Premiere 8661 Leesburg Pike Vienna, Virginia 22182, on November 14, 2007 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" all items on the reverse side, as more fully described in the accompanying Proxy Statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS ON THE REVERSE SIDE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer.

By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

COMMENTS:

(If you noted any comments on the lines above, please check the corresponding comments box on the reverse side)